                        Computation of Ratio of Earnings to Fixed Charges

                                                         Fiscal year ended
                                         --------------------------------------------------
                                             Dec. 30,         Dec. 29,         Dec. 28,
                                              2000             2001             2002
                                         ---------------- ---------------- ----------------

Earnings
Net loss                                    $    (90,486)     $   (87,302)    $    (51,752)
Net interest charges                             135,085          115,549           92,150
Interest implicit in rentals                         848              852              848
                                         ---------------- ---------------- ----------------
Earnings (losses) before fixed charges      $     45,447      $    29,099     $     41,246

Fixed charges
Net interest charges                             135,085          115,549           92,150
Interest implicit in rentals                         848              852              848
                                         ---------------- ---------------- ----------------
Total fixed charges                         $    135,933      $   116,401     $     92,998

Ratio of earnings to fixed charges                    .3               .2               .4

                                                  Six months ended
                                          ---------------------------------
                                             June 29,         June 28,
                                               2002             2003
                                          ---------------- ----------------

Earnings
Net loss                                     $    (50,870)    $    (49,556)
Net interest charges                               48,206           52,362
Interest implicit in rentals                          426              424
                                          ---------------- ----------------
Earnings (losses) before fixed charges       $    (2,238)     $      3,230

Fixed charges
Net interest charges                               48,206           52,362
Interest implicit in rentals                          426              424
                                          ---------------- ----------------
Total fixed charges                          $     48,632     $     52,786

Ratio of earnings to fixed charges               -                      .1